Exhibit 99.1

FOR IMMEDIATE RELEASE:

Blonder Tongue Reports Year End and Fourth Quarter 2021 Results

OLD BRIDGE, NJ / March 31, 2022 / Blonder Tongue Laboratories, Inc. (NYSE American: BDR) announced its sales and results for the fourth quarter and year ended December 31, 2021.

Commenting on the Company’s year end and fourth quarter results, Chief Executive Officer Ted Grauch noted, “Although the Company was able to realize positive net earnings for the full year of 2021, the global semiconductor supply chain bottlenecks and supply uncertainties had a significant negative impact on our fourth quarter financial performance, and a number of those supply chain issues have continued into this year. We have been managing through this challenging environment with a combination of product price increases to compensate for raw material premiums, coupled with additional operating cost reductions. Throughout 2021 we continued our investments in product development, focusing on areas that could achieve near-term revenue and income growth. We believe our operating expense management, together with the more modern, higher technology product mix, and recent new product announcements best demonstrates the progress Blonder Tongue Laboratories made during 2021.”

Blonder Tongue Laboratories, Inc. net sales decreased $334,000 or 7.7% to $3,993,000 for the fourth quarter of 2021 from $4,327,000 for the comparable period in 2020. Net loss for the three months ended December 31, 2021 was $(927,000) or $(0.07) per share, compared to $(2,413,000) or $(0.23) per share for the comparable period in 2020.

The decrease in sales is primarily attributable to a decrease in sales of CPE products, DOCSIS data products, analog modulation products and coax distribution products offset in part by an increase in IP video encoder/transcoder products and our NXG IP video signal processing series of products. Sales of CPE products were $23,000 and $1,114,000, DOCSIS data products were $122,000 and $418,000, analog modulation products were $133,000 and $438,000, coax distribution products were $171,000 and $287,000, video encoder/transcoder products were $2,529,000 and $1,381,000 and our NXG series products were $614,000 and $135,000 in the fourth quarter of 2021 and 2020, respectively.

For the year ended December 31, 2021, net sales decreased $625,000 or 3.8% to $15,754,000 in 2021 from $16,379,000 in 2020. Net earnings for the twelve months ended December 31, 2021 was $84,000 or $0.02 per diluted share, compared to a net loss of $(7,474,000) or $(0.76) per share for the comparable period in 2020.

The decrease in sales is primarily attributable to a decrease in sales of CPE products, DOCSIS data products, analog modulation products and coax distribution products offset in part by an increase in IP video encoder/transcoder products and NXG IP video signal processing products. Sales of CPE products were $1,120,000 and $4,165,000, DOCSIS data products were $755,000 and $2,184,000, analog modulation products were $790,000 and $1,274,000, coax distribution products were $1,266,000 and $1,603,000, video encoder/transcoder products were $7,863,000 and $4,245,000 and our NXG series products were $1,924,000 and $705,000 in 2021 and 2020, respectively. The Company experienced a reduction in CPE products during 2021 due to the deemphasis of this product line, which the Company expects to continue into 2022. The Company experienced a reduction in DOCSIS data products due to reduced demand caused by the pandemic as these products are used primarily in the hospitality and assisted living environments. The Company expects sales of these products to improve during 2022. The Company experienced a reduction in analog modulation products due to the continued market shift away from analog modulation solutions. The Company experienced a reduction in coax distribution products due to the reduced demand for legacy products. The Company expects the sales of the analog modulation and coax distribution products to continue to decline in 2022. The Company experienced an increase in video encoder/transcoder products and NXG products as these product lines represent newer products with advanced technologies and higher demand from customers. The Company expects sales of these product lines to remain at 2021 levels or increase in 2022, depending on conditions in the semiconductor supply chain. Although the Company does not expect overall sales to return to pre pandemic levels during 2022, the Company does expect overall sales to be higher during 2022, due to approximately $10,240,000 of sales backlog at December 31, 2021.

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

The Company’s primary sources of liquidity have been its existing cash balances, cash generated from operations, amounts available under the MidCap Business Credit LLC revolving credit facility (the “MidCap Facility”), amounts available under a subordinated loan facility and cash generated from sales of its common stock, as well as funds made available to the Company through participation in several federal government financial assistance programs implemented pursuant to the Coronavirus Aid, Relief, and Economic Security Act, including the Paycheck Protection Program and the Employee Retention Tax Credit. On a going-forward basis, the Company expects its primary sources of liquidity will be its existing cash balances, cash generated from operations and amounts available under the MidCap Facility. The Company also may seek to raise additional capital through the issuance of shares of common stock or other securities convertible into, or exercisable for, shares of common stock, although the Company cannot provide any assurances that this type of additional financing will be available on reasonable terms, or at all. During 2021, the Company received approximately $700,000 under the subordinated loan facility and approximately $492,000 in net proceeds from sales of common stock. Our ability to continue as a going concern is dependent upon our becoming profitable in the future and having access to sufficient capital to execute our business plan and to meet our payment obligations on our debt financing arrangements and other financial obligations when they become due. The Company had approximately $92,000 and approximately $609,000 availability for borrowing under the MidCap Facility, as of December 31 2021 and 2020, respectively.

The Company’s Annual Report on Form 10-K, which is being filed today, includes an “Explanatory Paragraph-Going Concern” from its independent registered public accounting firm.  Although the Company has actively taken steps to address operating expenses and liquidity, there can be no assurance that those actions and others the Company intends to take in the future will be sufficient to address the concerns relating to the “Explanatory Paragraph-Going Concern.”

Conference Call Reminder

Details of the live teleconference:

Date: Thursday, March 31, 2022

Time: 11:00 a.m. Eastern Time (10:00 a.m. CT, 8:00 a.m. PT)

Investor Dial-in (US & Canada Toll-Free):  888-506-0062

Entry Code: 762058

The audio replay will be available under Investor Related Information on the Blonder Tongue Investor Relations webpage.

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

About Blonder Tongue

Blonder Tongue Laboratories, Inc. is the oldest designer and manufacturer of telecommunications and cable television video transmission technology in the USA. The majority of our products continue to be designed and built in our state-of-the-art New Jersey facility, which has been the Company’s home for more than 50 years. Blonder Tongue Labs offers U.S.-based engineering and manufacturing excellence with an industry reputation for delivering ultra-high reliability products. As a leader in cable television system design, the Company provides service operators and systems integrators with comprehensive solutions for the management and distribution of digital video, IPTV and high-speed data services, as well as RF broadband distribution over fiber, IP, and Coax networks for homes and businesses. Additional information on the Company and its products can be found at www.blondertongue.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2020 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. All statements, other than those of historical fact, which address activities, events, outcomes, results, developments, performance or achievements that Blonder Tongue anticipates or expects may or will occur in the future should be considered “forward-looking” statements, including statements that use the words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements, including statements regarding our ability to continue as a going concern and our ability to maintain the listing of our shares on the NYSE American. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Ted Grauch

Chief Executive Officer
tgrauch@blondertongue.com
(732) 679-4000

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

Blonder Tongue Laboratories, Inc.

Condensed Consolidated Summary of Operating Results

(unaudited, in thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2021	2020	2021	2020

Net sales	$3,993	$4,327	$15,754	$16,379
Gross profit	1,369	495	5,858	3,018
Loss from operations	(777)	(2,305)	(2,960)	(7,114)
Net (loss) earnings	$(927)	$(2,413)	$84	$(7,474)
Basic net (loss) earnings per share	$(0.07)	$(0.23)	$0.01	$(0.76)
Diluted net (loss) earnings per share	$(0.07)	$(0.23)	$0.02	$(0.76)
Basic weighted average shares outstanding	12,729	10,286	12,151	9,898
Diluted weighted average shares outstanding	12,729	10,286	15,450	9,898

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

Blonder Tongue Laboratories, Inc

Condensed Consolidated Summary Balance Sheets

(in thousands)

	December 31, 2021	December 31, 2020

Current assets	$7,678	$6,104
Property, plant and equipment, net	290	372
Total assets	11,910	11,130
Current liabilities	6,060	5,534
Long-term liabilities	2,565	4,359
Stockholders’ equity	3,285	1,237

Total liabilities and stockholders’ equity	$11,910	$11,130

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 www.blondertongue.com

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